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                                                               EXHIBIT 10.4(b)

                           FIRST AMENDMENT TO THIRD
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------


     This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 26, 1996 between: CONCURRENT COMPUTER CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware
(the "Company") as borrower; FLEET NATIONAL BANK, formerly known as Fleet National Bank of Connecticut, successor by merger to FLEET BANK OF MASSACHUSETTS, N.A. ("Fleet") and CIBC INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("CIBC") as lenders (individually, a "Lender" and, collectively, the "Lenders"); and Fleet as
                    ------                             -------
agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").
                                   RECITALS
                                   --------

A. The Company, the Lenders and the Agent are party to a Third Amended and Restated Credit Agreement dated as of June 29, 1995, as amended, modified, supplemented and/or restated from time to time ("1995 Credit Agreement"), which amended and restated a Second Amended and Restated Credit Agreement dated as of July 21, 1993, as amended.

B. The Company has advised the Lenders and Agent that it intends to acquire the assets of the real-time computer business of Harris Computer
Systems Corporation, a Florida corporation ("Harris"), as described in a certain Joint Proxy Statement dated May 23, 1996 ("Acquisition").

C. In connection with the Acquisition, the Company, Lenders and Agent have agreed to enter into this First Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby Acknowledged, the Company, the Agent and the Lenders hereby agree as follows:

1. Capitalized terms used herein that are otherwise not defined herein, shall have the meanings ascribed to them in the 1995 Credit Agreement.

2. Section 3.01(d) of the 1995 Credit Agreement is amended by replacing "August 1, 1998" with "July 31, 1997".

3. Section 9.07 of the 1995 Credit Agreement is amended by replacing the text of clause (h) thereof with "Intentionally Omitted".
                                       ----------------------
4.          Other than as set forth on Schedule I attached hereto, the Company
                                       ----------
represents and warrants that, the representations and warranties set forth in of the 1995 Credit Agreement, after giving effect to the Acquisition, are true and accurate as of the date hereof.
5. The company represents and warrants that, after giving effect to the Acquisition, the representations and warranties in the Amended Security Agreement, as revised by new Annex 1, Annex 2, Annex 3 and Annex 4 attached
                                -------  -------  -------     -------
hereto and made part hereof and thereof are true and correct as of the date hereof. The Company further represents and warrants that, after giving effect to the Acquisition, its chief executive officer, principal place of business, other places of business and locations of its records concerning its accounts receivable and locations of its tangible personal property assets are as set forth on Schedule II attached hereto.

6. Notwithstanding any provision to the contrary contained in Section 9.07 of the 1995 Credit Agreement, the Lenders and Agent consent to the Acquisition.

7. This Amendment only shall become effective upon (a) the acceptance of amendments to the Standby L/C's in form and substance satisfactory to the Lenders and Agent by the beneficiaries thereof amending the respective expiry dates of such Standby L/C's to July 31, 1997, (b) delivery to the Agent of a certificate in form and substance satisfactory to the Lenders and Agent from an officer of the Company regarding incumbency, votes and charter documents,
(c) delivery to the Agent of a legal opinion from counsel to the Company in form and substance satisfactory to the Lenders and Agent regarding, among other things, this First Amendment, (d) the delivery to the Agent of UCC-1 Financing Statements executed by the Company in form and substance satisfactory to the Lenders and Agent for jurisdictions specified by the Lenders and Agent, (e) delivery to the Agent of amendments to the patent and trademark assignments of security currently in effect in form and substance satisfactory to the Lenders and Agent regarding patents and trademarks acquired by the company in connection with the Acquisition, (f) delivery to the Agent of a written consent by Foothill to this First Amendment, and (g) delivery to the Agent of evidence satisfactory to the Lenders and Agent that the Acquisition has been consummated.

8. This First Amendment, which is to be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the other parties hereto may execute this First Amendment by executing any such counterpart.


     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the date first above noted.

CONCURRENT  COMPUTER  CORPORATION


By:          /s/    DANIEL  S.  DUNLEAVY
             ---------------------------
             Name:   Daniel  S.  Dunleavy
             Title:  V.P.,  Chief  Financial  Officer

CIBC  INC.


By:          /s/    JAMES  E.  ANDERSON
             --------------------------
             Name:   James  E.  Anderson
             Title:  Managing  Director  as  Agent  for
                     CIBC  Inc.



FLEET  NATIONAL  BANK


By:          /s/    OLAPERI  ONIPEDE
             -----------------------
             Name:    Olaperi  Onipede
             Title:   V.P.



FLEET  NATIONAL  BANK,  as  Agent

By:           /s/    OLAPERI  ONIPEDE
              -----------------------
              Name:    Olaperi  Onipede
              Title:   V.P.